EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MMRGlobal Names Sunil Singhal Executive Vice President and
Adds Two Members to Board of Advisors

Los Angeles, CA (December 13, 2010) - MMRGlobal, Inc. (OTCBB: MMRF - News)("MMRFV ") today announced that Sunil Singhil has been named Executive Vice President and a member of the Executive Committee, succeeding Rich Teich, who will focus on the sales, marketing and installation support for MMRPro and MMRPatientView, the Company's professional health IT products for physicians, small hospitals and healthcare professionals. Mr. Singhal was introduced to the Company by Nihilent Technologies, where he was Co-founder and served as Chief Operating Officer of North America. In addition, Michael J. Finley, Vice President, Worldwide Carrier Relations at Qualcomm, and John R. Seitz, CEO of Spalding Surgical Center of Beverly Hills, have agreed to join MMRGlobal's Board of Advisors.

Robert H. Lorsch, MMRGlobal Chairman and Chief Executive Officer, said, "Since September of this year, Sunil has been working alongside Rich and I overseeing the integration and development of MMRGlobal's MyMedicalRecords.com Personal Health Record, the MyEsafeDepositBox.com online vault, and the MMRPro suite of professional products and services. In his new position as Executive Vice President, Sunil will also work with me and Ingrid Safranek, MMR's Chief Financial Officer, on the day-to-day management of the Company."

Mike Finley, who Lorsch has known for nearly 18 years since he was a President of Verizon Wireless, has been advising the Company since its initial meetings with Sprint Nextel in Kansas City, where he was President of the West Region and Senior Vice President of Sprint Corporation. A widely respected executive in the telecommunications and wireless industry, necessary to the MMR operating system and MMRGlobal's future growth in wireless, Mr. Finley's success in selling wireless technologies to consumers is a timely addition as the Company goes deeper into mobile health opportunities for MyMedicalRecords and MMRPro. With the addition of John Seitz to the Board of Advisors, management has the expertise of a recognized leader in the Ambulatory Surgical Center industry. Mr. Seitz heads one of the most advanced surgical centers in the U.S. and will advise on the Company's strategy for sales of MMRPro into surgery centers and other healthcare specialty groups.

In addition to the new appointments, MMRGlobal has increased its presence at Associated Television International's headquarter building in Los Angeles, adding an additional 3,000 sq. ft. for sales training, outbound telesales, and a videoconferencing center.

Management

Sunil Singhal: Mr. Singhal, 55, has over 25 years experience in the IT products and services industry where he is recognized for strategically implementing innovative technologies. He has expertise in all facets of the IT products and services business, including executive management, information strategy planning, cross-border operations, business development, sales and marketing, R&D, project management, and mergers and acquisitions. From 2005 until 2010, he was head of North American Sales in the Energy, Resources, and Utilities industry for Tata Consultancy Services (TCS). Prior to that, from 2001 to 2005, he was Co-founder and Chief Operating Officer, North America of Nihilent Technologies, which is MMRGlobal's technology partner.

Mr. Singhal started his IT services career with Tata Consultancy Services in 1979 and was involved in products and tools development, project management, and business development until 1991. From 1991 to 2001, he held a series of senior technical, business development and executive management positions with entrepreneurial companies. These included International Informatics Solutions (now Xansa) as Technical Director and Member of the Board; IMRglobal Corp. (now CGI, Inc.) as Vice President of Southwest Region and Vice President of Northeast Region; and Hexaware Technologies, Inc. as Senior Vice President for Business Development. Throughout his career, Mr. Singhal has established long-term business relationships with clients in North America, the United Kingdom, Europe, India and Singapore.

Mr. Singhal holds a Bachelor's degree in Electronics and Communication Engineering from the University of Roorkee (now IIT, Roorkee) and a Masters degree in Digital Electronics from NUFFIC/PII, Eindhoven in the Netherlands.

Board of Advisors

Mike Finley: Prior to his current position as Vice President, Worldwide Carrier Relations for Qualcomm, Mr. Finley was President of the West Region for Sprint Nextel from 2006 to 2008 and a Senior Vice President of Sprint Corporation. He joined Nextel in 2002 as Area Vice President of Southern California and was promoted to Senior Vice President of General Business for the U.S. following the Sprint Nextel merger. Before joining Nextel, he was a Senior Vice President of Wingcast, a JV between Ford Motor Company and Qualcomm which developed telematic products for Ford vehicles. From 1993 to 2001, Mr. Finley served as President of Verizon Wireless in Southern California, Vice President and General Manager in Sacramento and was Vice President of Sales in Ohio for Airtouch Cellular. Prior to joining Airtouch, he Celluland, a national franchise which created an alternative distribution approach in advance of consumer marketing of wireless products.

John Seitz: Mr. Seitz is Chief Executive Officer of Ambulatory Surgical Group (ASG), an Ambulatory Surgical Center (ASC) development and management company headquartered in El Segundo, California. In his leadership role, he oversees business development and operational and financial management of all ASG surgery centers, and his financial management skills are widely sought throughout the industry. For over 25 years, Mr. Seitz has focused on healthcare, gaining an extensive network of contacts and earning the respect of physicians and industry executives as a developer and manager of ASC projects. Prior to Ambulatory Surgical Group, he has been a founder and either the CEO or president of three successful start-up companies in the healthcare industry. Most recently, he was one of the founders and President of Surgem, LLC, where he was responsible for building the ASC company from start-up to success in less than three years. During his time at Surgem, he recruited the management team, directed the development and operation of eight ASC projects and was responsible for the acquisition and turnaround of an underperforming center. Prior to Surgem, he was founder and CEO of Cornerstone Physicians, a nationally recognized medical practice management company.

About MMRGlobal, Inc.

MMRGlobal, Inc., through its wholly-owned operating subsidiary, MyMedicalRecords, Inc. (MMR), provides secure and easy-to-use online Personal Health Records (PHRs) and electronic safe deposit box storage solutions, serving consumers, healthcare professionals, employers, insurance companies, financial institutions, and professional organizations and affinity groups. MyMedicalRecords enables individuals and families to access their medical records and other important documents, such as birth certificates, passports, insurance policies and wills, anytime from anywhere using the Internet. The MyMedicalRecords Personal Health Record is built on proprietary, patented technologies to allow documents, images and voicemail messages to be transmitted and stored in the system using a variety of methods, including fax, phone, or file upload without relying on any specific electronic medical record platform to populate a user's account. MMRGlobal's professional offering, MMRPro, is designed to give physicians' offices an easy and cost-effective solution to digitizing paper-based medical records and sharing them with patients in real time through an integrated patient portal. MMR is an Independent Software Vendor Partner with Kodak to deliver an integrated turnkey EMR solution for healthcare professionals. MMR is also an integrated service provider on Google Health. To learn more about MMRGlobal, Inc. and its products, visit www.mmrglobal.com.

Forward-Looking Statements

Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements, and some can be identified by the use of words (and their derivations) such as "need," "possibility," "offer," "development," "if," "negotiate," "when," "begun," "believe," "achieve," "will," "estimate," "expect," "maintain," "plan," "help" and "continue," or the negative of such terms and other comparable terminology. MMRGlobal, Inc. disclaims any intent or obligation to revise or update any forward-looking statements. These forward-looking statements are based on MMRGlobal, Inc.'s reasonable expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. The information discussed in this release is subject to various risks and uncertainties related but not limited to changes in MMRGlobal, Inc.'s business prospects, its results of operations or financial condition, government regulation and changes in healthcare initiatives, and such other risks and uncertainties as detailed from time to time in MMRGlobal, Inc.'s public filings with the U.S. Securities and Exchange Commission.

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CONTACT:

Bobbie Volman
MMRGlobal, Inc.
(310) 476-7002, Ext. 7015
 bvolman@mmrmail.com

Michael Selsman
Public Communications Co.
(310) 553-5732
 ms@publiccommunications.biz